UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED MAY 21, 2025

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
[Mailing Date]
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of MSC Income Fund, Inc., which will be held on [Meeting Date], in the [_____] Conference Room[s] at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, commencing at [Meeting Time], local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.
It is important that your shares be represented at the annual meeting and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.

If your shares are held in book-entry form on the records of SS&C GIDS, Inc., our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares at the annual meeting or any adjournment or postponement thereof by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

Thank you for your support.

Sincerely yours,

DWAYNE L. HYZAK
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on [Meeting Date].
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2024 are available on the Internet at www.mscincomefund.com under “SEC Filings” in the “Investors” section of our website.
The following information applicable to the annual meeting may be found in the proxy statement and accompanying proxy card:
•the date, time and location of the meeting;
•a list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;

•any control/identification numbers that you need to access your proxy card; and
•information about attending the meeting and voting in person.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of the Stockholders of MSC Income Fund, Inc., a Maryland corporation, will be held in the [_____] Conference Room[s] at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on [Meeting Date], at [Meeting Time] local time, in order to:
(1)elect our directors for a term of one year;
(2)authorize flexibility for us, with the approval of our Board of Directors, to offer and sell shares of our common stock at a price below net asset value per share during the next 12 months following stockholder approval, subject to certain limitations described in the proxy statement; and
(3)transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
If you were a stockholder as of the close of business on [Record Date], you are entitled to vote at the meeting and at any postponement or adjournment thereof.
Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Voting Information.”
We have enclosed with this notice and proxy statement a copy of our annual report on Form 10-K for the year ended December 31, 2024.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Executive Vice President, General Counsel and Secretary

Dated: [Mailing Date]

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
i

Other Related Party Transactions	32
INVESTMENT ADVISER AND ADMINISTRATOR	33
STOCKHOLDERS’ PROPOSALS	34
PRIVACY NOTICE	35
ii

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This proxy statement and accompanying proxy card are being mailed to the stockholders of MSC Income Fund, Inc. (the “Company,” “MSC Income,” “we,” “us,” or “our”) beginning on [Mailing Date]. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at our 2025 Annual Meeting of Stockholders to be held on [Meeting Date] (including any postponement or adjournment thereof, the “Annual Meeting”) in the [_____] Conference Room[s] at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, at [Meeting Time] local time.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If a properly executed proxy card is returned with no specification made, the Shares will be voted “FOR” the proposal to elect each of the director nominees and “FOR” the Below-NAV Share Issuance Proposal (defined below), and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or at any adjournment or postponement thereof. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your Shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
INFORMATION REGARDING THE MSC INCOME LISTING
On January 29, 2025, the Shares were listed and began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “MSIF” (the “MSC Income Listing”) in connection with a follow-on public offering by us of 6,325,000 Shares at the public offering price of $15.53 per Share for net cash proceeds of $90.5 million (the “MSC Income Offering”). On January 29, 2025, in connection with the MSC Income Listing, we also entered into the Advisory Agreement, as defined and described under the heading “Certain Relationships and Related Party Transactions” below.

VOTING INFORMATION
Record Date and Who May Vote
Our Board selected [Record Date] as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, SS&C GIDS, Inc., as of the close of business on the Record Date, you may vote your Shares on the matters to be considered by our stockholders at the Annual Meeting. If your Shares are held through a broker or other nominee (i.e., in “street name”) on that date, the broker or other nominee that was the record holder of your Shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your Shares voted.

As of the close of business on the Record Date, [_____] Shares were outstanding. Each outstanding Share entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote
For Shares held of record, you can vote your Shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.
By giving us your proxy, you will be directing us on how to vote your Shares at the Annual Meeting and at any postponement or adjournment thereof. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
If your Shares are held in street name, the broker or nominee that holds your Shares will need to obtain your authorization to vote those Shares and has enclosed a voting instruction form with this proxy statement and they will vote your Shares as you direct on their voting instruction form. You can vote by following the instructions included in your broker’s voting instruction form.

If your Shares are held in street name and you want to vote your Shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your Shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your Shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those Shares held in the applicable account. If you hold Shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your Shares.
How to Revoke or Change Your Vote
For Shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by submitting a letter of revocation to our Corporate Secretary or a later-dated proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your Shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your Shares. That way, the inspectors of election for the Annual Meeting will be able to verify your latest vote.
For Shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to Shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those Shares for you.

Quorum
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding Shares as of the Record Date will constitute a quorum. If you attend the Annual Meeting or vote your Shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your Shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Abstentions and withheld votes will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.

If a quorum is not established with respect to any proposal, the Chairman of the Annual Meeting will have the power to adjourn the Annual Meeting from time to time for any reason, including to solicit additional proxies, to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session at which a quorum is present if a quorum was not previously established. If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals may be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Broker Non-Votes
If you are the beneficial owner of Shares held through a broker or other nominee and do not vote your Shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your Shares — this will result in a broker non-vote. At the Annual Meeting, there are no routine proposals to be presented for a vote. Therefore, if you do not provide voting instructions, your broker will not have discretionary voting authority on either ITEM 1 or ITEM 2, each of which is considered non-routine.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted
We are asking you to vote on the following:
•the election of all of the members of our Board; and
•to authorize flexibility for us, with the approval of our Board, to offer and sell our Shares at a price below net asset value (“NAV”) per Share during the next 12 months following stockholder approval, subject to certain limitations described herein (the “Below-NAV Share Issuance Proposal”).

Election of Directors (Item 1).  The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. The election of directors is a “non-routine” proposal. Votes to “withhold authority” and broker non-votes, if any, will not be included in determining the number of votes cast for this proposal and, as a result, will have no effect on the election of nominees, although they will be considered present for the purpose of determining the presence of a quorum.

Below-NAV Share Issuance Proposal (Item 2).  You may vote for or against or abstain from voting on the Below-NAV Share Issuance Proposal. Abstentions will have the same effect as votes against the Below-NAV Share Issuance Proposal. Approval of the Below-NAV Share Issuance Proposal requires the affirmative vote of the holders of (1) a majority of the outstanding voting securities entitled to vote at the Annual Meeting and (2) a majority of the outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. For these purposes, the 1940 Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities, whichever is less.

If stockholders approve the Below-NAV Share Issuance Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below NAV per Share at the time sold.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your Shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
Expenses
The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and directors and the officers and other personnel of MSC Adviser I, LLC, our investment adviser (our “Adviser”), may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. We have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to assist in the distribution of the proxy materials and in the solicitation and tabulation of proxies. We will pay Broadridge a fee of approximately $[17,000] in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold Shares and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of Shares.
Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•to permit the inspectors of election to tabulate and certify your vote; or
•to adequately respond to your written comments on your proxy card.
ELECTION OF DIRECTORS
(ITEM 1)
Each member of our Board serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board has four members, of whom three are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company, our Adviser or its parent company Main Street Capital Corporation (“Main Street”). The 1940 Act requires that our Board be composed of a majority of members who are not “interested persons” of the Company or our Adviser. In addition, the NYSE Listed Company Manual requires that we maintain a majority of independent directors on our Board and provides that a director of a business development company (“BDC”), like us, shall be considered to be independent if they are not an “interested person” of the BDC, as defined in the 1940 Act.

The term of office of all directors will expire at this year’s Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee and the nomination of our Board, each of the four nominees named below, all of whom are presently members of our Board, will stand for re-election as directors at the Annual Meeting.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unable to serve or, for good cause, will not serve as a director, the Shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Set forth below is certain information (as of the Record Date) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. The business address of each nominee listed below is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

Nominees

Name and Principal Occupation	Age	Director Since

Independent Directors

Robert L. Kay	73	2020

Mr. Kay has been an independent director since October 2020 and Chair of the Nominating and Corporate Governance Committee since January 2025. Mr. Kay has more than 40 years of broad based banking, investments, private equity intermediary and private business management experience, including commercial loan and venture capital investment portfolio oversight. After spending the first 10 years of his career as a corporate lender with a major Texas bank holding company in Dallas, he returned to his hometown in Austin where he spent the next eight years in the venture investing arena. Beginning in 1990, Mr. Kay served as Chief Executive Officer and/or Chief Operating Officer of multiple start up, growth phase and turnaround operating company situations, including serving as Chief Operating Officer and Chief Financial Officer of DrillingInfo from 2006 until its sale in 2012. Mr. Kay has served as the managing member and Chief Executive Officer of Excelleration Partners, an early stage investment firm since 2012. Mr. Kay currently serves as Chief Executive Officer of HalFILE Systems Corporation, a software and data subscription business located in Kyle, Texas, as the Chairman of the Board and interim Chief Executive Officer of Myocardial Solutions, Inc., a healthcare technology company located in Raleigh, North Carolina, and as a Director of The Muny Conservancy, a non-profit organization located in Austin, Texas. Mr. Kay earned a B.B.A. in general business (accounting concentration) from the University of Texas.

We believe that Mr. Kay is qualified to serve on our Board because of his strong operating background, including his development of strategic partner relationships, in addition to his extensive financial and transactional experience.

John O. Niemann, Jr.	68	2012

Mr. Niemann has been an independent director since 2012 and Lead Independent Director and Chair of the Compensation Committee since January 2025. He is the President and Chief Operating Officer of Arthur Andersen LLP and has been since 2003. He previously served as a Managing Director of Andersen Tax LLC from June 2013 until his retirement from this position in March 2023. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served as a director and Chairman of the Audit Committee of Hines Global Income Trust since July 2014 and as the lead independent director since May 2019. He previously served as a director of Adams Resources & Energy, Inc. from May 2019 to February 2025 and as a director of Professional Asset Indemnity Limited, a non-public Bermuda captive insurance company, from October 2021 until it was voluntarily wound up in March 2024. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Catholic Endowment Foundation of Galveston-Houston, Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a B.A. in Managerial Studies (magna cum laude) and a master’s degree in accounting from Rice University, received a J.D. (summa cum laude) from the South Texas College of Law and an LL.M. in taxation (summa cum laude) from the University of San Francisco School of Law.

We believe that Mr. Niemann’s significant experience in the public accounting industry, including over 40 years in various capacities at Arthur Andersen, as well as his background in executive and director roles of public and private companies makes him well qualified to serve as one of our directors.

Jeffrey B. Walker	64	2020

Mr. Walker has been an independent director and Chair of the Audit Committee since October 2020. Mr. Walker retired in May 2020 after a successful 38 year career in public accounting with Arthur Andersen and, more recently, Deloitte Tax, LLP where he held several leadership roles including, most recently, Vice Chairman from 2014 until May 2020. Mr. Walker served as a member of Deloitte LLP’s board from 2011 until 2015 and also served as the Chief Development Officer of Deloitte Tax from 2013 until 2015. During Mr. Walker’s tenure with Deloitte, he assisted and advised some of the world’s leading private equity firms. Mr. Walker is a certified public accountant and a member of the AICPA and Texas State Board of CPAs and earned a B.B.A. in Accounting and Economics from the University of Mississippi.

We believe Mr. Walker is qualified to serve on our Board because of his extensive experience and leadership as a long-time and distinguished operating executive and partner at Deloitte and Arthur Andersen.

Interested Director

Mr. Hyzak is an interested person, as defined in the 1940 Act, due to his position as an officer of the Company and our Adviser, as well as Main Street.

Dwayne L. Hyzak	52	2018

Mr. Hyzak has been a member of our Board since June 2020 and has served as our Chief Executive Officer and Chairman since October 2020. Since 2018, Mr. Hyzak has also served as Main Street’s Chief Executive Officer and as a member of Main Street’s board of directors. Mr. Hyzak also serves as a member of Main Street’s management team’s executive and investment committees. Previously, he served as Main Street’s President (2015 until November 2018), Chief Operating Officer (2014 until November 2018), Chief Financial Officer (2011 until 2014) and Senior Managing Director since 2011 and also served in other senior executive positions at Main Street prior to 2011. Prior to its IPO in 2007, Mr. Hyzak served as a Senior Managing Director and other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of Main Street. Mr. Hyzak joined Main Street in 2002, becoming one of the founding members of the firm. Prior to joining Main Street, Mr. Hyzak was a Director of Acquisitions and Integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company’s mergers and acquisitions and corporate finance activities. Previously, Mr. Hyzak was a Manager with Arthur Andersen in its Transaction Advisory Services group. Mr. Hyzak currently serves on the board of directors of Child Advocates, a non-profit organization that trains and supports advocates to serve the interests of abused or neglected children in the greater Houston area.

We believe Mr. Hyzak is qualified to serve on our Board because of his long tenure in leadership roles, currently as Chief Executive Officer of Main Street and previously as President and Chief Operating Officer of Main Street, in which roles he has successfully led Main Street’s lower middle market investment activities, and also previously as Chief Financial Officer of Main Street, along with his extensive experience in investing and managing investments in lower middle market companies, mergers and acquisitions, corporate finance, tax and accounting.

The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. The election of directors is a “non-routine” proposal. Votes to “withhold authority” and broker non-votes, if any, will have no effect on the election of nominees, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES
NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board. The corporate governance section may be found at www.mscincomefund.com under “Governance – Governance Documents” in the “Investors” section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056:
Audit Committee Charter
Nominating and Corporate Governance Committee Charter
Compensation Committee Charter

In addition, our Code of Business Conduct and Ethics and our Corporate Governance Guidelines may be found at www.mscincomefund.com under “Governance – Governance Documents” in the “Investors” section of our website and are available in print to any stockholder who requests a copy in writing. Our Board adopted the Code of Business Conduct and Ethics in order to establish policies, guidelines and procedures that promote ethical practices and conduct by the Company and all its officers, directors and other personnel. All officers, directors and Company personnel are responsible for maintaining the level of integrity required by, and for complying with, the policies contained in the Code of Business Conduct and Ethics. Company personnel are required to acknowledge that they have received, read and understand the Code of Business Conduct and Ethics and agree to observe the policies and procedures contained therein at the time of hire and annually thereafter. We intend to disclose any substantive amendments to, or waivers from, our Code of Business Conduct and Ethics within four business days of the waiver or amendment through a posting on our website. The Corporate Governance Guidelines adopted by our Board establish our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, and responsibilities of management and interaction with the Board. The Nominating and Corporate Governance Committee of our Board assesses the Corporate Governance Guidelines periodically and makes recommendations to the Board on any changes to implement.

Corporate Governance Highlights

Board Independence	Board and Committee Practices
•3 out of 4 directors are independent

•Board led by a lead independent director

•All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors

Stockholder Rights

•Annual election of all directors

•Stockholder right to call a special meeting

•Regular executive sessions of independent directors

•Annual board and committee self-assessments

•Shared risk management oversight by board and committees

•Routine CEO and management succession planning

•Committee designated to oversee Environmental, Social and Governance (“ESG”) activities and initiatives

•Committee designated to oversee cybersecurity policies, procedures and incidents

Director Independence
We are subject to the listing standards of the NYSE requiring listed companies to have a board of directors with at least a majority of independent directors. The NYSE listing standards provide that a director of a BDC will be considered to be independent if he or she is not an “interested person” of such company, as defined in Section 2(a)(19) of the 1940 Act. The 1940 Act also requires that we, as a BDC, maintain a majority of independent directors on our Board. On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the

NYSE’s listing standards, the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act. Based on these independence standards and the recommendation of the Nominating and Corporate Governance Committee, our Board has affirmatively determined that each of our directors, other than Mr. Hyzak, is independent under such standards.

Our Board considered certain portfolio investments and other transactions in which our independent directors may have had a direct or indirect interest, including the transactions, if any, described under the heading “Certain Relationships and Related Party Transactions” below, in evaluating each director’s independence under the 1940 Act and NYSE standards, and the Board determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his or her independence.
Communications with the Board
Stockholders or other interested persons may send written communications to the members of our Board, addressed to Board of Directors, c/o MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board.
Board Leadership Structure
Mr. Hyzak serves as Chief Executive Officer, Chairman of the Board and a member of our Adviser’s investment committee. The Board believes that Mr. Hyzak is currently best situated to serve as Chairman of our Board given his history with the Company and Main Street, his deep knowledge of the Company’s business and his extensive experience in managing private debt investments in middle market companies and private debt and equity investments in lower middle market companies. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Hyzak brings Company-specific and industry-specific experience and expertise. The Board believes that the current leadership structure with Mr. Hyzak serving as Chief Executive Officer and Chairman of the Board promotes strategy development and execution while facilitating effective, timely communication between management and the Board and is optimal for effective corporate governance.

Effective upon the MSC Income Listing, our Board designated John O. Niemann, Jr. as Lead Independent Director to preside over all executive sessions of independent directors. In the Lead Independent Director’s absence, the remaining independent directors may appoint a presiding director by majority vote. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee, a nominating and corporate governance committee and, effective upon the MSC Income Listing, a compensation committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and independent directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and facilitating collaboration and communication between the independent directors and management. Stockholders or other interested persons may send written communications to John O. Niemann, Jr., addressed to Lead Independent Director, c/o MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.
Board of Directors and its Committees
Board of Directors. Our Board met eight times and acted by unanimous written consent 33 times during 2024. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served during 2024 and all then-serving directors attended the 2024 Annual Meeting of Stockholders in person. Our Board expects each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.

Committees. Our Board currently has, and appoints the members of, standing Audit, Nominating and Corporate Governance, and Compensation Committees. Each of those committees is comprised entirely of directors who are not “interested persons” of the Company for purposes of Section 2(a)(19) of the 1940 Act and are independent under the NYSE listing standards. Each committee has a written charter approved by our Board. The current members of the committees, as of the Record Date, are identified in the following table.

Board Committees
Director	Audit	Nominating and Corporate Governance	Compensation
Robert L. Kay	☒	Chair	☒
John O. Niemann, Jr.	☒	☒	Chair
Jeffrey B. Walker	Chair	☒	☒
Mr. Kay also serves as the Board’s liaison to our Adviser’s Conflicts Committee, described further below.
Audit Committee. During the year ended December 31, 2024, the Audit Committee met four times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board with its oversight of our investment valuation policy and procedures and monitoring and overseeing the Company’s policy standards and guidelines for risk assessment and risk management, including with respect to information technology and cybersecurity policies, procedures and incidents. Our Board has determined that each of Messrs. Kay, Niemann and Walker is an “audit committee financial expert” as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.
Nominating and Corporate Governance Committee. During the year ended December 31, 2024, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board, identifying, researching and recommending to the Board director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board or a committee of the Board, developing and recommending to our Board any amendments to our corporate governance principles and overseeing the self-assessment of our Board and its committees. The Nominating and Corporate Governance Committee also oversees the Company’s strategy, initiatives, policies and reporting related to ESG activities.
Compensation Committee. The Compensation Committee is newly formed, effective upon the MSC Income Listing, and did not meet during the year ended December 31, 2024. The Compensation Committee assists our Board in developing and evaluating the compensation of our non-management directors and evaluating succession planning with respect to the chief executive officer and other key executive positions. The Compensation Committee has the authority to engage the services of outside advisers, experts and others as it deems necessary to assist the committee in connection with its responsibilities. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board. Our executive officers do not receive any direct compensation from us and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices.
Adviser Conflicts Committee. Our Adviser maintains a Conflicts Committee that reviews and approves specific matters that may involve conflicts of interest among Main Street and the advisory clients of our Adviser, including the Company. The Board has appointed Mr. Kay to represent the Company’s interest as liaison to our Adviser’s Conflicts Committee.
Board and Committee Evaluation Process
Each year, our Board conducts a thorough self-assessment evaluation process. Detailed questionnaires solicit anonymous input from directors regarding the performance and effectiveness of the Board, Board committees, individual directors and interaction with management and provide an opportunity for Board members to identify areas for improvement. The Nominating and Corporate Governance Committee reviews the results and feedback from this process and makes recommendations for improvements as appropriate. The Board has successfully used this process to evaluate Board and Board committee effectiveness and identify opportunities to strengthen the Board.
Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the NYSE. During the year ended December 31, 2024, no member of the Compensation Committee was an officer, former officer or employee of ours or had a relationship disclosable under “Certain Relationships and Related Party Transactions,” except as disclosed therein. No interlocking relationship, as defined by the rules adopted by the SEC, existed during the year ended December 31, 2024 between any member of the Board or the Compensation Committee and an executive officer of the Company.

Director Nomination Process
Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board must satisfy certain general criteria, including, among other things:
•be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;
•be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•be willing and able to devote sufficient time to the affairs of our Company and be diligent in fulfilling the responsibilities of a member of our Board and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of our Board and any committee thereof; preparing for, attending and participating in meetings of our Board and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
•have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.
The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds and other characteristics, that should be represented on the Board to enhance its effectiveness and the effectiveness of its committees. The Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees for directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.
Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an “interested person” of the Company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See “Stockholders’ Proposals” in this proxy statement and the relevant provisions of our bylaws for other requirements of stockholder proposals.

The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. The

Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board and our Board may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. No director nominee named in this proxy statement was nominated by stockholders.
Board’s Role in the Oversight of Risk Management
Our Board as a whole has responsibility for the Company’s risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks.
Our Adviser has an enterprise risk management program designed to help us identify, categorize, assess, mitigate and manage various risks facing our business. Members of our Adviser’s executive management team monitor and update each risk, regularly reassess the program and the risks identified to align with Company strategy and report on progress thereof to the Audit Committee, which is responsible for overseeing the program.
The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisers as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures; and approval of our Advisory Agreement (defined below) with our Adviser.

Audit Committee	Risks and exposures associated with financial matters, particularly investment valuation including oversight of the valuation designee pursuant to Rule 2a-5 under the 1940 Act, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, related party transactions, financial policies and credit and liquidity matters, along with information technology and cybersecurity systems, policies and procedures, including data privacy and security and business continuity and operational risks.

Compensation Committee	Risks and exposures associated with leadership assessment, executive officer evaluation and succession planning, director compensation programs and arrangements, and compensation related regulatory compliance.

Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, director nomination, evaluation and succession planning, and oversight of ESG activities.

Succession Planning
Our Board is actively engaged in succession planning for Board members and key personnel. Its succession planning efforts are led by the Compensation Committee for key personnel and by the Nominating and Corporate

Governance Committee for Board members, both overseen by the full Board. These activities include an ongoing evaluation of our and our Adviser’s talent and leadership.
Code of Ethics

We and our Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. The code of ethics is available on the EDGAR Database on the SEC’s website at http://www.sec.gov.

In addition, our Code of Business Conduct and Ethics, which is applicable to all of officers, directors and personnel, requires that all officers, directors and personnel avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available under the “Governance” tab on our website at www.mscincomefund.com/investors. We intend to disclose any substantive amendments to, or waivers from, this code of conduct within four business days of the waiver or amendment through a posting on our website.
Insider Trading Policy, Hedging and Speculative Trading and Pledging of Company Securities
We have adopted an insider trading policy, which, among other things, governs the purchase, sale, and/or other disposition of the Company’s securities by the Company’s directors, officers and personnel, and which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policy prohibits all directors, officers and certain other personnel from, directly or indirectly, trading in our securities while in the possession of material nonpublic information related to the Company and from engaging in short sales and short-term or other speculative trading of our securities and any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities issued by us. Prohibited hedging activity includes market transactions in puts, calls and other derivatives and the purchase of prepaid variable forward contracts, equity swaps and collars. Pledging our securities in a margin account or as collateral for a loan is also prohibited under the policy except in limited circumstances that are pre-approved by our chief compliance officer. A copy of our Statement of Policy on Insider Trading is filed as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2024.

Executive Compensation Recovery, or “Clawback”

We have adopted a Clawback Policy in accordance with the requirements of the NYSE and Rule 10D-1 under the Exchange Act. Our Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an accounting restatement of our financial statements in connection with material non-compliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting statement to correct a material error in previously issued financial statements. Under the Clawback Policy, we will promptly recoup from covered executive officers, including our named executive officers, if any, erroneously awarded compensation received by any such covered executive officer after the policy’s effective date if we are required to prepare an accounting restatement.

Stockholder Rights

We believe that our organizational structure and corporate governance practices are aligned with our stockholders’ best interests and consistent with industry best practices. We do not have a “staggered” or classified Board, which means that each of our directors stands for annual re-election. Under our governing documents, stockholders may cause us to hold a special meeting of stockholders and have the right to inspect our books and records by complying with the requirements under Maryland law. Finally, we do not maintain a stockholder rights plan or “poison pill” that could dilute stockholders’ ability to exercise influence over our corporate governance policies and practices.

We are aware that Institutional Shareholder Services, or ISS, has a policy of recommending “Against” votes for certain directors of public companies that have governing documents that provide the board with the exclusive power to amend the company’s bylaws. Since the MSC Income Listing, the power to amend our bylaws has been vested exclusively with our Board as is permitted by Maryland law. Corporate bylaws generally deal with internal administrative matters of a company, such as board, board committee and shareholder meeting processes, officer elections and stock certificates. Our Board seems ideally suited to establish and maintain these types of rules since, under Maryland law, our directors owe legal duties to the Company and our stockholders that require them to act with a reasonable belief that their actions are in the best interests of the Company and our stockholders. On the other hand, under Maryland law, stockholders are not bound by any such legal duties and are permitted to take or to recommend actions that are in their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of the Company.

We believe that our stockholder-friendly corporate governance policies and practices described above, along with other rights under our charter and applicable regulations provide stockholders with ample opportunity to express their concerns over our corporate governance structure and to effect changes they deem necessary.

Responsible Investment
We believe that thoughtful consideration of ESG matters provides meaningful value to our personnel, portfolio companies, stockholders and community. We believe that our commitment to implementing, maintaining and consistently seeking to improve business practices mindful of ESG matters will have a lasting positive impact on all of our key stakeholders. Therefore, we are dedicated to taking ESG considerations into account with respect to our corporate activities, including in the evaluation of investments. Our Adviser incorporates ESG considerations into its investment diligence and evaluation processes. ESG topics considered for any particular business can vary, but can include use of natural resources, compliance with environmental regulation and best practices, gender and ethnic diversity and inclusion practices, community outreach and support and governance policies and practices, among others. While the Company and the Adviser may take ESG considerations into account when evaluating investments, neither the Company nor the Adviser pursue an ESG based investment strategy or limits our investments to those that meet specific ESG criteria or standards, and ESG is not a principal investment strategy of the Company. These ESG considerations evaluated are part of the total underwriting information considered by our investment teams and investment committee and positive or negative findings with respect to any or all ESG factors will not be dispositive in an investment decision.

COMPENSATION OF DIRECTORS
In 2024, our independent directors were entitled to an annual retainer of $120,000. Effective upon the MSC Income Listing, the annual retainer paid to our independent directors is $125,000, plus an additional $25,000 annual retainer for the Lead Independent Director. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We do not pay compensation to our interested directors.
Additionally, the Chairpersons of certain committees of our Board are entitled to the following annual retainer amounts:
•$15,000 to the Chair of the Audit Committee;
•$10,000 to the Chair of the Nominating and Corporate Governance Committee; and

•$5,000 to the Chair of the Compensation Committee.
During 2024, we also paid a $10,000 annual retainer to the member of our Board appointed to be the liaison to our Adviser’s Conflicts Committee and reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with their service on our Board. Effective upon the MSC Income Listing, however, the annual retainer is no longer paid to the member of our Board appointed to be the liaison to our Adviser’s Conflicts Committee.
The following table sets forth the compensation that we paid during the year ended December 31, 2024 to our non-interested directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.
2024 Director Compensation

Name of Director	Fees Earned or Paid in Cash	All Other Compensation(1)	Total Compensation(2)
Interested Director:
Dwayne L. Hyzak	$—	$—	$—
Independent Directors:
Robert L. Kay	130,000	—	130,000
John O. Niemann, Jr.	130,000	—	130,000
Jeffrey B. Walker	135,000	—	135,000
_____________________________
(1)We did not award any portion of the fees earned by our directors in stock or options during the year ended December 31, 2024. We do not have a profit-sharing, compensation or retirement plan, and directors do not receive any pension or retirement benefits.
(2)The amounts listed are for the fiscal year ending December 31, 2024.
Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during the fiscal year ended December 31, 2024. Accordingly, there is nothing to report under Item 402(x) of Regulation S-K.

OFFICERS
Our officers serve at the discretion of our Board. The following persons serve as our officers and certain significant personnel in the following capacities (information as of the Record Date):

Name	Age	Position(s) Held
Dwayne L. Hyzak(1)(2)	52	Chairman of the Board and Chief Executive Officer
David L. Magdol(1)(2)	54	President and Chief Investment Officer
Jesse E. Morris(2)	57	Executive Vice President and Chief Operating Officer
Jason B. Beauvais(2)	50	Executive Vice President, General Counsel and Secretary
Nicholas T. Meserve	45	Managing Director
Cory E. Gilbert	52	Chief Financial Officer and Treasurer
Ryan H. McHugh	48	Vice President, Chief Accounting Officer and Assistant Treasurer
Kristin L. Rininger	45	Chief Compliance Officer and Deputy General Counsel
_____________________________

(1)Member of our Adviser’s investment committee. The investment committee is responsible for all aspects of our investment processes, including approval of investments. Vincent D. Foster, Chairman of Main Street’s board of directors, also serves on our Adviser’s investment committee in his capacity as a non-employee committee member.
(2)Executive officer and member of our management team’s executive committee.
The address for each person in the table above is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056. The age given for each person is as of the Record Date. Each officer holds office until his successor is chosen and qualified or until his earlier death, removal or resignation.
For more information on Mr. Hyzak, Chairman of our Board and Chief Executive Officer, see his biographical information above.

David L. Magdol is our President and Chief Investment Officer and has served in these roles since 2020. Mr. Magdol also serves as the President and Chief Investment Officer of Main Street and as a member of Main Street’s management team’s executive and investment committees. He was promoted to the role of President of Main Street in November 2018 and has served as Chief Investment Officer of Main Street since 2011. Previously, he also served as Vice Chairman and Senior Managing Director and in other senior executive positions at Main Street. Prior to its IPO in 2007, Mr. Magdol served as a Senior Managing Director and other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of Main Street. Mr. Magdol joined Main Street in 2002, becoming one of the founding members of the firm. Prior to joining Main Street, Mr. Magdol was a Vice President in the investment banking group at Lazard Freres & Co. Previously, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

Jesse E. Morris is our Executive Vice President and Chief Operating Officer. Mr. Morris also serves as the Executive Vice President and Chief Operating Officer of Main Street, serves as a member of Main Street’s management team’s executive committee and has held various management roles since joining Main Street in 2019. He has management responsibility over Main Street’s internal operations and is a Senior Managing Director on Main Street’s lower middle market investment team where his responsibilities include managing a portfolio of lower middle market investments where he is an active board member and assists those companies with various strategic initiatives, capital raises and M&A activity. Mr. Morris is also responsible for originating and executing new investments for the firm. Mr. Morris has served as our Executive Vice President and Chief Operating Officer since 2020 and previously served as our and Main Street’s Chief Financial Officer and Treasurer from 2021 until 2024. Prior to joining Main Street, Mr. Morris served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR) from 2014 to 2019 including most recently as Executive Vice President – Finance and President

– Infrastructure Solutions. In this position, he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta’s public-private partnership (P3) concession and private infrastructure investment activities. Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE: SYY) including as Vice President and Chief Financial Officer – Foodservice Operations and Vice President of Finance and Chief Financial Officer – Broadline Operations. Mr. Morris began his career as a certified public accountant and was an Experienced Manager with Arthur Andersen.

Jason B. Beauvais is our Executive Vice President, General Counsel and Secretary and has served as General Counsel and Secretary since 2020 and as Executive Vice President since 2021. Mr. Beauvais previously served as our Chief Compliance Officer from 2020 until 2023 and from June 2024 through November 2024. Mr. Beauvais has also held various management roles over Main Street’s legal, compliance, human resources and technology functions since joining Main Street in 2008. He has served as General Counsel and Secretary since joining Main Street in 2008, as Executive Vice President since 2021, and as Chief Compliance Officer from 2012 to 2024. He is also a member of Main Street’s management team’s executive committee. In addition, he is a member of the Board of Directors of the Houston Arboretum & Nature Center, a non-profit urban nature sanctuary. Prior to joining Main Street, Mr. Beauvais was an attorney with Occidental Petroleum Corporation (NYSE: OXY), an international oil and gas exploration and production company. Before that, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

Nicholas T. Meserve is a Managing Director of the Company and has served in this role since 2020. Mr. Meserve has also served as a Managing Director on Main Street’s private credit investment team since joining Main Street in 2012. Mr. Meserve previously served on our Board of Directors from April 2016 until June 2020. Mr. Meserve’s responsibilities include managing a portfolio of private loan and middle market investments. He is also responsible for sourcing, originating and executing on new investments for the firm. Prior to joining Main Street in 2012, Mr. Meserve was at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Director at Pyxis Capital, LP and a Credit Analyst at JP Morgan Chase & Co.

Cory E. Gilbert, a certified public accountant, is our Chief Financial Officer and Treasurer and has served in these roles since July 2024. Mr. Gilbert previously served as our Vice President and Chief Accounting Officer since 2020. He also serves as Main Street’s Chief Financial Officer - Asset Management Business and Assistant Treasurer. Prior to joining Main Street in 2019, Mr. Gilbert served as the Chief Financial Officer and Treasurer for OHA Investment Corporation, a publicly traded BDC externally managed by Oak Hill Advisors LP. Prior to joining Oak Hill Advisors LP, Mr. Gilbert worked at RED Capital Group, the commercial mortgage banking arm of ORIX USA, where he most recently served as their Chief Financial Officer. Prior to that, from September 2008 to August 2013, Mr. Gilbert served as a line of business controller of ORIX USA. Mr. Gilbert began his career at KPMG LLP and was a manager in KPMG LLP’s financial services practice in the Dallas-Fort Worth area.

Ryan H. McHugh, a certified public accountant, is our Vice President and Chief Accounting Officer and has served in these roles since August 2024. He also serves as Main Street's Vice President and Chief Accounting Officer and has served in these roles since August 2024. Mr. McHugh previously served as our Vice President of Finance since May 2024. Prior to joining Main Street, Mr. McHugh spent eight years with Academy Sports + Outdoors (NASDAQ: ASO) (“Academy”) where he worked in several leadership roles including Vice President and Corporate Controller. Prior to joining Academy, Mr. McHugh held various accounting and leadership roles at Glori Energy (NASDAQ: GLRI) and Stewart Title Company (NYSE: STC). Mr. McHugh started his career at Grant Thornton in the assurance practice. Mr. McHugh graduated from the University of Texas at Austin with a B.A. in Economics and holds a Master's degree in Accounting from the University of Texas at San Antonio.

Kristin L. Rininger is our Chief Compliance Officer and Deputy General Counsel and has served in these roles since November 2024. She has also served as Chief Compliance Officer and Deputy General Counsel of Main Street since November 2024. Prior to joining Main Street, Ms. Rininger was a Senior Director at ACA Group from June to August 2024 after spending four years as a Director and BDC Team Lead at Optima Partners, a leading financial industry regulatory and compliance consulting firm. She previously spent six years as a corporate and securities attorney at the law firm of Eversheds Sutherland (US) LLP, primarily handling legal, regulatory and compliance matters for BDC clients.

Compensation Discussion and Analysis
None of our executive officers receives direct compensation from us. The compensation of the principals and other investment professionals of our Adviser is paid by our Adviser or its affiliates. The compensation of our executive officers for administrative services provided to the Company is paid by our Adviser, but we reimburse our Adviser for, among other things, our allocable portion of the actual cost (without markup) of the persons performing the functions of chief financial officer and chief compliance officer and other personnel engaged to provide such administrative services (including, without limitation, direct compensation costs including the allocable portion of salaries, bonuses, benefits and other direct costs associated therewith) and related overhead costs, including rent, subject to the cap on the amount of internal administrative expenses payable by us relating to certain internal administrative services under the Advisory Agreement. To the extent that our Adviser outsources any of its functions as administrator, we will pay the fees associated with such functions on a direct basis without profit to our Adviser. See “Certain Relationships and Related Party Transactions” below for a discussion of fees and expenses payable to our Adviser.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
No person is deemed to control us, as such term is defined in the 1940 Act, through beneficial ownership of our Shares. The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Shares by:

•each person known to us to beneficially own more than five percent of the outstanding Shares;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on [_____] Shares outstanding as of the Record Date.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the Shares beneficially owned by the stockholder and maintains an address c/o MSC Income Fund, Inc. at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares beneficially owned as of the Record Date
Name	Number	Percentage of Class
Interested Director:
Dwayne L. Hyzak	51,755	*
Independent Directors:
Robert L. Kay	10,600	*
John O. Niemann, Jr.	27,516	*
Jeffrey B. Walker	16,498	*
Executive Officers (that are not directors):
David L. Magdol	41,904	*
Jesse E. Morris	10,000	*
Jason B. Beauvais	29,702	*
Cory E. Gilbert	2,000	*
All executive officers and directors as a group (8 persons)	189,976	*
_____________________________
*     Amount represents less than 1.0%.

The following table sets forth the dollar range of equity securities of the Company that were beneficially owned by each director as of the Record Date:

Name and Address(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)(4)
Interested Director:
Dwayne L. Hyzak	Over $100,000
Independent Directors:
Robert L. Kay	Over $100,000
John O. Niemann, Jr.	Over $100,000
Jeffrey B. Walker	Over $100,000
_____________________________
(1)The address of each director is c/o MSC Income Fund, Inc., 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
(2)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.
(3)The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on the NYSE of $[_____] per Share as of the Record Date.
(4)The dollar ranges of equity securities beneficially owned are: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, or over $100,000.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board to review the Company’s financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the NYSE. As the Audit Committee, we are directly responsible for the selection, engagement, appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year.
In making our recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the year ended December 31, 2024, we have taken the following steps:
•We discussed with Grant Thornton LLP, or Grant Thornton, the Company’s independent registered public accounting firm for the year ended December 31, 2024, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.
•We conducted periodic executive sessions with Grant Thornton, with no members of the Company’s management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.
•We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with us concerning independence and we discussed with Grant Thornton its independence from the Company and its Adviser. We also considered whether the provision of non-audit services to the Company is compatible with Grant Thornton’s independence.
•We determined that there were no former Grant Thornton employees, who previously participated in the Company’s audit, engaged in a financial reporting oversight role at the Company or its Adviser.
•We reviewed and discussed with the Company’s management and Grant Thornton the Company’s audited consolidated balance sheet at December 31, 2024, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2024.
Based on the reviews and actions described above, we recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

THE AUDIT COMMITTEE

Jeffrey B. Walker, Chair
Robert L. Kay
John O. Niemann, Jr.

BELOW-NAV SHARE ISSUANCE PROPOSAL
(ITEM 2)
Background
The 1940 Act generally prohibits the Company, as a BDC, from offering and selling Shares at a price per Share, after deducting selling commissions and dealer manager fees, below the then-current NAV per Share unless the Company meets certain exceptions.
One such exception would permit the Company to sell or otherwise issue Shares during the next year at a price below the Company’s then-current NAV if our stockholders approve such a sale and our Board makes certain determinations prior to the sale or issuance of such Shares. A majority of the Company’s independent directors and a majority of the Company’s directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its stockholders prior to selling Shares at a price below NAV per Share if the Company’s stockholders were to approve such a proposal. A majority of the Company’s independent directors and a majority of the Company’s directors who have no financial interest in the sale, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, would also be required to determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase the Shares or immediately prior to the issuance of such Shares, that the price at which the Shares is to be sold is not less than a price which closely approximates its market value, less any distributing commission or discount.
The Company sought and received stockholder approval for a similar proposal in 2024 in connection with the MSC Income Listing effective through December 11, 2025. The Company is seeking stockholder approval now to extend its authorization to sell its Shares below NAV per Share in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The Company believes that it is important to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for its operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders. The final terms of any such sales will be determined by the Board at the time of sale. Also, because the Company does not have any immediate plans to sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be sold. Instead, any transaction where the Company would sell Shares, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Below-NAV Share Issuance Proposal is approved, the Company will not solicit further authorization from its stockholders prior to any such sale, and the authorization would be effective for Shares sold during a period beginning on the date of stockholder approval and expiring one year from such approval. This proxy statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the U.S. absent registration with the SEC or an applicable exemption from SEC registration requirements.

The Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its Shares, sell or otherwise issue Shares, not exceeding 25% of its then outstanding Shares immediately prior to each such sale or issuance, at a price below NAV per Share, subject to the conditions set forth in this proposal. The Board, including a majority of the independent directors and a majority of directors who have no financial interest in the Below-NAV Share Issuance Proposal, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. If approved, the authorization would be effective for securities issued during a twelve-month period following stockholder approval.
Reasons to Offer Shares Below NAV
Current Market Conditions
From time to time, capital markets may experience periods of disruption and instability. The market has recently experienced such a period of instability due to the effects of inflation, volatile interest rates and uncertainty with respect to the imposition of tariffs on and trade disputes with certain countries. Periods of market disruption and instability may recur and adversely affect the Company’s access to sufficient debt and equity capital. It may be advantageous for us to seek to raise additional equity capital in a public offering or private placements, which would be greatly aided by the flexibility of being able to offer Shares at a price below current NAV per Share. Further, debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions. This access to equity capital will allow the Company to better negotiate with its lenders and avoid the Company becoming a forced seller of assets in this current marketplace. It will also preserve financial flexibility during these uncertain times for other purposes, such as providing liquidity to troubled portfolio companies by participating in capital restructurings. In addition, the Company believes that additional attractive investment opportunities may present themselves during this period.

Status as a RIC and Maintaining a Favorable Debt to Equity Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its Shares in order to grow its investment portfolio. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining any meaningful amount of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). The Company must also comply with the 200% (or 150% if certain requirements are met) asset coverage requirements in order to incur debt or issue senior securities. On January 29, 2025, the Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which will result in our asset coverage requirements applicable to senior securities being reduced from 200% to 150%, effective on January 29, 2026. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets.

Failure to maintain the required asset coverage ratio could have severe negative consequences for the Company, including the inability to pay dividends and breach of covenants in the Company’s credit facilities and other financing arrangements. Although the Company does not currently expect to breach the asset coverage ratio, the markets we operate in and the general economy are currently exceptionally volatile and uncertain. Even if the underlying performance of one or more portfolio companies may not indicate an impairment or inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized capital depreciation on certain investments. Any such write-downs in value (as well as unrealized capital depreciation based on the underlying performance of the Company’s portfolio companies, if any) will negatively impact the Company’s total assets and the resulting asset coverage ratio. Issuing additional equity would allow the Company to realign its debt-to-equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt to equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.
Conditions to the Sale of the Company’s Shares Below NAV
If stockholders approve this proposal, the Company will sell Shares at a price below NAV per Share, exclusive of sales compensation, only if the following conditions are met:
•a majority of the independent directors who have no financial interest in the sale have approved the sale;

•a majority of such independent directors, who, in consultation with the underwriter or underwriters of the offering, if any, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

•the cumulative number of Shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding Shares immediately prior to each such sale.

Key Stockholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect of the issuance of the Company’s Shares at less than NAV per Share. Any sale of Shares at a price below NAV per Share would result in immediate dilution to existing stockholders. Since under this proposal the Company’s Shares could be issued at a price that is substantially below the NAV per Share, the dilution could be substantial. This dilution would include reduction in the NAV per Share as a result of the issuance of Shares at a price below the NAV per Share, and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company, than the increase in the assets of the Company resulting from such issuance. If this proposal is approved, the Board may, consistent with its fiduciary duties, approve the sale or otherwise issue the Company’s Shares at any discount to its then current NAV per Share; however, the Board will consider the potential dilutive effect of the issuance of Shares at a price below the NAV per Share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.
The 1940 Act establishes a connection between common share sale price and NAV because, when shares of common stock or other specific securities are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any Shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of the Company’s Shares at a price below NAV per Share, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV” below.
It should be noted that the cumulative number of Shares sold below NAV pursuant to this proposal is limited to 25% of the Company’s then-outstanding Shares immediately prior to each such sale. While the Company will aggregate all Shares sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding Shares at the time of each offering and if the Company issues additional Shares throughout the year, the Company would be able to issue more Shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which Shares could be sold.
While the Company has no immediate plans to sell its Shares at a price below NAV per Share pursuant to this Below-NAV Share Issuance Proposal, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell Shares at a price below NAV per Share, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the Shares will not include preemptive rights. Also, because the Company has no immediate plans to issue or sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be issued or sold. Instead, any transaction where the Company issues such Shares, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of such issuance and sale. If the Below-NAV Share Issuance Proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal.
Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV
Impact on Existing Stockholders who do not Participate in the Offering
Existing stockholders who do not participate in an offering at a price below NAV per Share or who do not buy additional Shares in the secondary market or on the NYSE at the same or lower price obtained by the Company in the offering face the greatest potential risks. These stockholders will experience an immediate dilution in the NAV of the Shares they hold and will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than the increase the Company will experience in its assets and voting interests due to such offering.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in five different hypothetical offerings of different sizes and levels of discount from NAV. The examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current net asset value of the Company and NAV thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of: (1) an offering of 50,000 Shares (5% of the outstanding Shares) at $9.50 per Share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 Shares (10% of the outstanding Shares) at $9.00 per Share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 200,000 Shares (20% of the outstanding Shares) at $8.00 per Share after offering expenses and commissions (a 20% discount from NAV); (4) an offering of 250,000 Shares (25% of the outstanding Shares) at $7.50 per Share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 Shares (25% of the outstanding Shares) at $0.00 per Share after offering expenses and commissions (a 100% discount from NAV). The offering document pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	—	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	—	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(5.00)%	—	(20.00)%

Impact on Existing Stockholders Who Participate in the Offering
Existing stockholders who participate in an offering at a price below NAV per Share or who buy additional Shares in the secondary market or on the NYSE at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Company’s Shares immediately prior to the offering. The level of NAV dilution will decrease as the number of Shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per Share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets and voting interests due to such offering. The level of accretion will increase as the excess number of Shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings.
The below examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current net asset value of the Company and NAV thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 25% discount offering from the prior chart for Stockholder A that acquires Shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 Shares, which is 0.50% of the offering of 250,000 Shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 Shares, which is 1.50% of the offering of 250,000 Shares rather than their 1.00% proportionate share). The offering document pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to public	—	$7.89	—	$7.89	—
Net proceeds per Share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total Shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by Stockholder A (assumed to be $10.00 per Share on Shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(2,988)	—	$1,037	—
Per Share Amounts
NAV held by Stockholder A	—	$9.50	—	$9.50	—
Investment per Share held by Stockholder A (assumed to be $10.00 per Share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per Share held by Stockholder A (NAV less investment per Share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to Stockholder A (dilution/accretion per Share divided by investment per Share)	—	—	(2.76)%	—	0.85%

Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in the Company in three different hypothetical Share offerings of different sizes and levels of discount from NAV per Share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently stockholders of the Company, but who participate in an offering by the Company below NAV per Share and whose investment per Share is greater than the resulting NAV per Share due to expenses and any commissions paid by the Company, will experience an immediate decrease, albeit small, in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. Investors who are not currently stockholders of the Company and who participate in an offering by the Company below NAV per Share and whose investment per Share is also less than the resulting NAV per Share due to expenses and any commissions paid by the Company being significantly less than the discount per Share, will experience an immediate increase in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. All of these investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their Shares, which often reflects to some degree announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the Shares in the three different hypothetical offerings of Shares of different sizes and levels of discount from NAV per Share. The examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per Share thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on Stockholder A at: (1) an offering of 50,000 Shares (5% of the outstanding Shares) at $9.50 per Share after offering expenses and any commissions (a 5% discount from NAV); (2) an offering of 100,000 Shares (10% of the outstanding Shares) at $9.00 per Share after offering expenses and any commissions (a 10% discount from NAV); and (3) an offering of 200,000 Shares (20% of the outstanding Shares) at $8.00 per Share after offering expenses and any commissions (a 20% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to public	—	$10.00	$—	$9.47	$—	$8.42	$—
Net offering proceeds per Share to issuer	—	$9.50	$—	$9.00	$—	$8.00	$—
Decrease to NAV
Total Shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder A
Shares held by Stockholder A	—	500	—	1,000	—	2,000	—
Percentage held by Stockholder A	—	—	—	—	—	—	—
Total Asset Values
Total NAV held by Stockholder A	—	$4,990	—	$9,910	—	$19,340	—
Total investment by Stockholder A	—	$5,000	—	$9,470	—	$16,840	—
Total dilution to Stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$2,500	—
Per Share Amounts
NAV per Share held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share held by Stockholder A	—	$10.00	—	$9.47	—	$8.42	—
Dilution per Share held by Stockholder A (NAV per Share less investment per Share)	—	$(0.02)	—	$0.44	—	$1.25	—
Percentage dilution to Stockholder A (dilution per Share divided by investment per Share)	—	—	—	$0.00	4.60%	—	14.85%

Notwithstanding the dilutive effect of any equity financing on the Company’s NAV, the Board has considered the Company’s potential need to obtain additional capital for the repayment of indebtedness, investment or other corporate purposes discussed in this proxy statement. With more capital to utilize, the Board believes that the

Company would be able to pay down its outstanding indebtedness or make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment or other uses, taken together with the other factors previously discussed, may be reflected positively in the market price of the Shares and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV due to offerings of Shares in accordance with this proposal.
Other Considerations
In reaching its recommendation to stockholders to approve the Below-NAV Share Issuance Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional Shares may increase the management fees that the Company pays to the Adviser as such fees are partially based on the amount of the Company’s total assets. The Board, including a majority of the independent directors, concluded that the benefits to the Company’s stockholders from increasing the Company’s capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers Shares at a price below NAV per Share or above NAV per Share. The Board also considered the effect of the following factors:
•the costs and benefits of an offering of Shares below NAV per Share compared to other possible means for raising capital or concluding not to raise capital;

•the size of an offering of Shares in relation to the number of Shares outstanding;

•the general conditions of the securities markets; and
•any impact on operating expenses associated with an increase in capital.
Vote Required
Approval of the Below-NAV Share Issuance Proposal requires the affirmative vote of the holders of (1) a majority of the outstanding voting securities entitled to vote at the Annual Meeting and (2) a majority of the outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. For these purposes, the 1940 Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities, whichever is less.
You may vote for or against or abstain from voting on the Below-NAV Share Issuance Proposal. Abstentions will have the same effect as votes against the Below-NAV Share Issuance Proposal. If stockholders approve the Below-NAV Share Issuance Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below NAV per Share at the time sold. If the Below-NAV Share Issuance Proposal is not approved, the Company will not be permitted to sell its Shares below NAV per Share except as may otherwise be permitted by the 1940 Act.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE BELOW-NAV SHARE ISSUANCE PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our or our Adviser’s officers, directors and personnel and any person controlling or under common control with us or our Adviser, subject to certain exceptions. In addition, the Audit Committee reviews and considers related party transactions.
In addition, our Code of Business Conduct and Ethics, which is applicable to all of our personnel, officers and directors, requires that all personnel, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available at www.mscincomefund.com under “Governance – Governance Documents” in the “Investors” section of our website.
Our Investment Adviser
We are managed by our Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), formed in November 2013 as a wholly owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street and its subsidiaries. In such role, the Adviser has the responsibility to manage our business, including the responsibility to identify, evaluate, negotiate and structure prospective investments, make investment and portfolio management decisions, monitor our investment portfolio and provide ongoing administrative services.
Our Adviser or its affiliate provided investment sub-advisory services to us from our inception through October 30, 2020. On October 30, 2020, we entered into the Investment Advisory and Administrative Services Agreement (the “Prior Investment Advisory Agreement”) with our Adviser. On January 29, 2025, in connection with the MSC Income Listing, we entered into an Amended and Restated Investment Advisory and Administrative Services Agreement (the “Advisory Agreement”) with the Adviser. The Advisory Agreement was approved by the affirmative vote of the holders of a majority of our then-outstanding voting securities, as defined in the 1940 Act, at a special meeting of our stockholders held on December 11, 2024, and became effective upon the MSC Income Listing.

Under the Prior Investment Advisory Agreement, we paid our Adviser a base management fee and incentive fees as compensation for the services described above. The base management fee was calculated at an annual rate of 1.75% of our average gross assets. The term “gross assets” means our total assets as disclosed on our consolidated balance sheets. “Average gross assets” were calculated based on our gross assets at the end of the two most recently completed calendar quarters. The base management fee was payable quarterly in arrears. The base management fee was expensed as incurred.
The incentive fee under the Prior Investment Advisory Agreement consisted of two parts. The first part, referred to as the subordinated incentive fee on income, was calculated and payable quarterly in arrears based on Pre-Incentive Fee Net Investment Income (as defined below) for the immediately preceding quarter. The subordinated incentive fee on income was equal to 20.0% of our Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (or 7.5% annualized), subject to a “catch up” feature (as described in more detail in our annual report on Form 10-K for the year ended December 31, 2024).
For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the management fee, expenses payable under any proposed administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding taxes and the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments and payment-in-kind or “PIK” interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our Shares (including proceeds from the Company’s dividend reinvestment plan) reduced for non-liquidating distributions, other than distributions of profits, paid to our stockholders and amounts paid for share repurchases pursuant to our share repurchase program. The subordinated incentive fee on income was expensed in the quarter in which it was incurred.

The second part of the incentive fee, referred to as the incentive fee on capital gains, was an incentive fee on realized capital gains earned from our portfolio and was determined and payable in arrears as of the end of each calendar year (or upon termination of the Prior Investment Advisory Agreement). This fee was equal to 20.0% of our incentive fee capital gains, which equaled our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. At the end of each reporting period, we estimated the incentive fee on capital gains and accrued the fee based on a hypothetical liquidation of its portfolio. Therefore, the accrual included both net realized gains and net unrealized gains (the net unrealized difference between the fair value and the par value of its portfolio), if any. The incentive fee accrued pertaining to the unrealized gain was neither earned nor payable to our Adviser until such time it was realized.

Advisory Agreement (post-MSC Income Listing)

Effective on the date of the MSC Income Listing and pursuant to the Advisory Agreement, we pay the Adviser a base management fee and incentive fees as compensation for investment management services under the Advisory Agreement. The base management fee is calculated at an annual rate of 1.5% of the Company’s average total assets (including cash and cash equivalents), payable quarterly in arrears, and is calculated based on the average value of the Company’s total assets (including cash and cash equivalents) at the end of the two most recently completed calendar quarters. The determination of total assets reflects changes in the fair value of portfolio investments reflecting both unrealized appreciation and unrealized depreciation. All or any part of base management fee not taken as to any quarter is deferred without interest and may be taken in such other quarter as the Adviser shall determine, unless the Adviser delivers to the Company an express written waiver to permanently waive receipt of such base management fee, in which event the Company shall forever be relieved of the obligation to pay such base management fee for such quarter. The base management fee for any partial quarter is appropriately pro-rated.

Under the Advisory Agreement, the base management fee will be reduced to an annual rate of (i) 1.25% of the average value of the Company’s total assets (including cash and cash equivalents) commencing with the first full calendar quarter following the date on which the aggregate fair value of the Company’s investments in its lower middle market portfolio companies falls below 20% of the Company’s total investment portfolio at fair value, and (ii) 1.00% of the average value of the Company’s total assets (including cash and cash equivalents) commencing with the first full calendar quarter following the date on which the aggregate fair value of the Company’s investments in its lower middle market portfolio companies falls below 7.5% of the Company’s total investment portfolio at fair value.

The incentive fee under Advisory Agreement consists of two parts: (i) a subordinated incentive fee on income, and (ii) an incentive fee on capital gains. The incentive fee under the Advisory Agreement for any partial quarter is appropriately pro-rated.

The first part of the incentive fee under the Advisory Agreement, referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding quarter. The payment of the subordinated incentive fee on income is subject to pre-incentive fee net investment income for the previous quarter, expressed as a quarterly rate of return on net assets of the Company at the beginning of the most recently completed calendar quarter, exceeding 1.5% (6.0% annualized), subject to a “catch up” feature (as described below). For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, administrative services expenses, the expenses payable under any other administration or similar agreement and any interest expense and dividends paid on any issued and outstanding preferred stock and any income tax expense on the Company’s net investment income and any excise tax, but excluding any income tax expense or benefit on the Company’s realized capital gains, realized capital losses or unrealized capital appreciation or depreciation and the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation, or any income tax expense or benefit related to such items. The calculation of the subordinated incentive fee on income for each quarter is as follows:

1.No subordinated incentive fee on income is payable to the Adviser in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.5% (or 6.0% annualized);

2. 50% of the Company’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.307692% in any calendar quarter (9.230769% annualized) is payable to the Adviser. This portion of the subordinated incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 17.5% on all of the Company’s pre-incentive fee net investment income as if the hurdle rate did not apply when the pre-incentive fee net investment income exceeds 2.307692% (9.230769% annualized) in any calendar quarter; and

3.For any quarter in which the Company’s pre-incentive fee net investment income exceeds 2.307692% (9.230769% annualized), the subordinated incentive fee on income equals 17.5% of the amount of the Company’s pre-incentive fee net investment income, as the hurdle rate and catch-up will have been achieved.

The second part of the incentive fee under the Advisory Agreement, referred to as the incentive fee on capital gains, is an incentive fee on realized capital gains earned on liquidated investments from the Company’s investment portfolio, net of any income tax expense associated with such realized capital gains, and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee equals (i) 17.5% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains (net of any related income tax expense) on a cumulative basis from the date of the MSC Income Listing, calculated as of the end of each calendar year thereafter (or upon termination of the Advisory Agreement), computed net of (a) all realized capital losses on a cumulative basis (net of any related income tax benefit) from the date of the MSC Income Listing, and (b) unrealized capital depreciation (net of any related income tax benefit) on a cumulative basis from the date of the MSC Income Listing, less (ii) the aggregate amount of any previously paid capital gain incentive fees from the date of the MSC Income Listing. For purposes of calculating each component of the Company’s incentive fee capital gains under the Advisory Agreement, (1) the cost basis for any investment held by the Company as of the date of the MSC Income Listing is deemed to be the fair value for such investment as of the most recent quarter end immediately prior to the date of the MSC Income Listing and, with respect to any investment acquired by the Company subsequent to the date of the MSC Income Listing, the cost basis equals the cost basis of such investment as reflected in the Company’s financial statements and (2) the income tax expense or benefit associated with all investments is measured from the most recent quarter end immediately prior to the date of the MSC Income Listing through the date of any such calculation. See our annual report on Form 10-K for the fiscal year ended December 31, 2024 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 for a more complete discussion of the fees the Company paid under the Prior Investment Advisory Agreement and the Advisory Agreement for the fiscal year ended December 31, 2024 and the quarterly period ended March 31, 2025.

Expense Waiver
Pursuant to the Prior Investment Advisory Agreement, we were required to pay or reimburse our Adviser for administrative services expenses, which included all costs and expenses related to our day-to-day administration and management not related to advisory services, whether such administrative services were performed by a third-party service provider or our Adviser or its affiliates (to the extent performed by our Adviser, or its affiliates, “Internal Administrative Services”). Under the Prior Investment Advisory Agreement, Internal Administrative Services included, but were not limited to, the cost of our Adviser’s personnel performing accounting and compliance functions and other administrative services on our behalf.
On January 1, 2022, our Adviser assumed responsibility of certain administrative services that were previously provided for us by a third-party sub-administrator. After December 31, 2021, our Adviser continued to waive reimbursement of all Internal Administrative Services expenses, except for the cost of the services previously provided by the sub-administrator. Waived Internal Administrative Services expenses are permanently waived and are not subject to future reimbursement.

Under the Advisory Agreement, the waivers under the Prior Investment Advisory Agreement of Internal Administrative Services expenses, except for the cost of the services previously provided by the former sub-administrator, were memorialized as a quarterly cap on the Company’s obligation to reimburse the Adviser for Internal Administrative Services expenses. MSC Income is not required to reimburse the Adviser for Internal Administrative Expenses in an amount that exceeds on a quarterly basis the product obtained by multiplying (x) the value of MSC Income’s total assets at the end of each calendar quarter by (y) the applicable “Annual Basis Point Rate” set forth in the below table:

Total Assets	Annual Basis Point Rate
$0 - $500 million	6.000
Over $500 million - $1.25 billion	5.125
Greater than $1.25 billion	4.500

See our annual report on Form 10-K for the fiscal year ended December 31, 2024 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 for a more complete discussion of Internal Administrative Services expenses and Internal Administrative Expenses paid by the Company and waived by the Adviser, as applicable, under the Prior Investment Advisory Agreement and the Advisory Agreement for the fiscal year ended December 31, 2024 and the quarterly period ended March 31, 2025.
Allocation of Our Adviser’s Time
We rely on our Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. Additionally, except for certain restrictions on our Adviser set forth in the Advisory Agreement, our Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser. As a result of these activities, our Adviser and certain of its affiliates and their personnel will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser, and certain of its affiliates and their personnel may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.
Indemnification
The Prior Investment Advisory Agreement and the Advisory Agreement provide that our Adviser, any sub-adviser and their respective officers, directors, managers, partners, shareholders, members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons and any other person or entity affiliated with or acting on behalf of our Adviser or any sub-adviser, as applicable (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) will not be liable to us for any action taken or omitted to be taken by our Adviser or any sub-adviser in connection with the performance of any of their duties or obligations as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and that we will indemnify, defend and protect Indemnified Parties and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in connection with the performance of their duties as an investment adviser of the Company, to the extent such losses, damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the Maryland General Corporation Law, the 1940 Act, the Company’s charter and other applicable law if, among other things, (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) the Indemnified Party was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of negligence, willful misfeasance, bad faith, or misconduct by the Indemnified Party and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.
Co-Investment Transactions
In the ordinary course of business, we enter into transactions with other parties that may be considered related party transactions. We have implemented certain policies and procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or appropriate Board committee review and approval for such transactions and otherwise comply with, or seek, orders for exemptive relief from the SEC, as appropriate.
We have received an exemptive order from the SEC permitting co-investments among us, Main Street and other advisory clients of the Adviser in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments, and in the future intend to continue to make co-investments with Main Street and the other advisory clients of the Adviser, in accordance with the conditions of the order. The order requires, among other things, that our Adviser and Main Street consider whether each such investment opportunity is appropriate for us, Main Street and the other advisory clients of the Adviser, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. Because our Adviser is wholly-owned by Main Street and is not managing our investment activities as its sole activity, this may provide our Adviser an incentive to allocate opportunities to other participating advisory clients instead of us. However, both us and our Adviser have policies and procedures in place to manage this conflict, including approval of investment allocations and oversight of co-investments by the independent members of the Board. Additional information regarding the operation of the co-investment program is set forth in the order granting exemptive relief, which may be reviewed on the SEC’s website at www.sec.gov. In addition to the co-investment program described above, we also co-invest in syndicated deals and other transactions where price is the only negotiated point by us and our affiliates.
Other Related Party Transactions
The following table summarizes our sale of Shares to Main Street during the year ended December 31, 2024 and the three months ended March 31, 2025.

Trade Date	Shares Sold(1)	Price per Share(1)	Total Cost
January 31, 2024	157,035(2)	$15.92	$2,500,000
May 1, 2024	157,629(2)	15.86	2,500,000
August 1, 2024	125,314(2)	15.96	2,000,000
January 29, 2025	289,761(3)	15.53	4,500,000
_____________________________

(1)Shares Sold and Price per Share have been adjusted on a retrospective basis to reflect a 2-for-1 reverse stock split of our outstanding Shares as of December 16, 2024 in advance of the MSC Income Listing, pursuant to approval form the Board.

(2)These sales were at the same price at which the Company issued new Shares in connection with reinvestments of the Company’s quarterly dividend pursuant to the Company’s prior dividend reinvestment plan. Each issuance and sale was made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)These shares were purchased in the MSC Income Offering at the public offering price.

Each of Main Street’s purchases of Shares was unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company or the Adviser. As of March 31, 2025, Main Street had not sold any Shares previously purchased and owned 1,374,872 Shares. In addition, certain of Main Street’s officers and employees own Shares and therefore have direct pecuniary interests in the Company.

Following the closing of the MSC Income Offering, Main Street entered into a share purchase plan to purchase up to $20.0 million in the aggregate of our Shares in the open market for a twelve-month period beginning in March 2025, at times when the market price per Share is trading below the most recently reported NAV per Share of our common stock by certain pre-determined levels (including any updates, corrections or adjustments publicly announced by the Company to any previously announced NAV per Share). The purchases of Shares pursuant to the share purchase plan are intended to satisfy the conditions of Rule 10b5-1 and Rule 10b-18 under the Exchange Act and will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. The Company also entered into a share repurchase plan to purchase up to $65.0 million in the aggregate of its Shares in the open market with terms and conditions substantially similar to Main Street’s share purchase plan for Shares and daily purchases under the two plans, if any, are expected to be split pro rata (or as close thereto as reasonably possible) between Main Street and the Company based on the respective plan sizes.

In connection with Main Street’s potential acquisition in excess of 3% of the Company’s outstanding Shares as a result of any purchases pursuant to Main Street’s share purchase plan for Shares or otherwise, Main Street entered into a Fund of Funds Investment Agreement with MSC Income. The Fund of Funds Investment Agreement provides for the acquisition by Main Street of Shares, and the Company’s sale of such Shares to Main Street, in a manner consistent with the requirements of Rule 12d1-4 under the 1940 Act.
INVESTMENT ADVISER AND ADMINISTRATOR
Our investment adviser and administrator is MSC Adviser I, LLC, a wholly owned portfolio company of Main Street, a publicly traded BDC. The principal business address of our Adviser is 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056.

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office at 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056 no later than [February 4, 2026] and that such proposal complies with all applicable requirements of Rule 14a-8.
In addition, any stockholder who intends to propose a nominee to the Board or propose any other business to be considered by the stockholders at our 2026 annual meeting of stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. Any such proposals must be sent to our Corporate Secretary at MSC Income Fund, Inc., 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.
The advance notice provisions of our bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2026 annual meeting of stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than [December 6, 2026] and no later than 5:00 p.m., ET on [February 4, 2026] and must otherwise be a proper matter for action by the stockholders. We advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of our 2026 annual meeting of stockholders is before [July 13, 2026] or after [September 11, 2026]. The above procedures and requirements are only a summary of the provisions in our bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our bylaws for more information on stockholder proposal requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Executive Vice President, General Counsel and Secretary

Dated: [Mailing Date]

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies, including the Company. This notice supersedes any other privacy notice you may have received from the Company and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address and number of Shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third-party except as described below.
•The People and Companies that Make Up the Company.  It is our policy that only our authorized personnel who need to know your personal information will have access to it. Our or Main Street’s personnel who violate our privacy policy are subject to disciplinary action.
•Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

PRELIMINARY FORM OF PROXY CARD SUBJECT TO COMPLETION DATED MAY 21, 2025	SCAN TO VIEW MATERIALS & VOTE
MSC INCOME FUND, INC.
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [Voting Deadline]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [Voting Deadline]. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

1300 POST OAK BLVD., 8TH FLOOR
HOUSTON, TX 77056

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSC INCOME FUND, INC.
The Board of Directors recommends you vote “FOR”		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
the election of each of the nominees listed below:		☐	☐	☐

1.Elect our directors for a term of one year:
Nominees:
01) Robert L. Kay
02) John O. Niemann Jr.
03) Jeffrey B. Walker
04) Dwayne L. Hyzak

The Board of Directors recommends you vote "FOR" proposal 2.
					For	Against	Abstain

2.To approve a proposal to authorize flexibility for us, with the approval of our Board of Directors, to offer and sell our shares at a price below net asset value per share during the next 12 months following stockholder approval, subject to certain limitations described in the accompanying Proxy Statement.
					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

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MSC INCOME FUND, INC.
Annual Meeting of Stockholders
[Meeting Date], [MEETING TIME], Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Dwayne L. Hyzak and Jason B. Beauvais, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MSC INCOME FUND, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [MEETING TIME], Central Time, [Meeting Date], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. A properly executed and returned proxy shall be valid to vote and represent the covered shares of common stock for up to eleven months after the date of the executed proxy card, including at any adjournment or postponement of the Annual Meeting of Stockholders, unless revoked by a later-dated proxy or another method set forth in the accompanying Proxy Statement.

Continued and to be signed on reverse side